EXHIBIT 2.1


                                                                    Contract No.


                            AIRCRAFT SALES AGREEMENT


                  THIS AIRCRAFT SALES AGREEMENT ("Agreement") is made and entered into as of the ___ day of May, 2004, by and among FEDERAL EXPRESS CORPORATION, a Delaware corporation ("Buyer"), AIRLEASE LTD., a California limited partnership ("Seller Owner Participant") and WELLS FARGO BANK NORTHWEST, N.A., a national banking association, not in its individual capacity but solely as owner trustee ("Seller Owner Trustee") under that certain Trust Agreement dated as of July 27, 1993 with Seller Owner Participant (the "Seller Trust Agreement").

                                    RECITALS

         1. Buyer entered into an Aircraft Lease Agreement for one (1) Boeing 727-2D4 aircraft dated as of April 15, 1993 with Trust Company for USL, Inc. (the "Original Owner Trustee"), not in its individual capacity but solely as trustee (the "Owner Trustee") (as amended, supplemented and modified from time to time, the "Lease") pursuant to that certain Trust Agreement dated as of November 10, 1987 with United States Leasing International, Inc. (the "Original Owner Participant").

         2. The Original Owner Participant assigned all of its rights, title and interest in and to the Aircraft to Seller Owner Participant pursuant to that certain Separation of Joint Interests in Leased Aircraft and Assignment and Assumption Agreement dated as of September 29, 1993.

         3. The Original Owner Trustee assigned all of its rights, title and interest in and to the Aircraft to Seller Owner Trustee pursuant to that certain Resignation of Trustee; Appointment of Successor Trustee; and Assignment and Assumption Agreement (N288FE) dated as of December 11, 1996.

         4. Seller Owner Participant and Seller Owner Trustee (together, the "Seller") wish to sell the Aircraft, Engines and Aircraft Documentation (as defined herein and, with respect to the Aircraft and Engines, as more particularly described in Exhibit A attached hereto) to Buyer pursuant to the terms and subject to the conditions set forth in this Agreement.

         5. Buyer desires to purchase the Aircraft and Engines from Seller pursuant to the terms and subject to the conditions set forth in this Agreement.

         FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement and other good and valuable consideration, Buyer and Seller (the "Parties") agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         PRIMARY DEFINITIONS. In addition to words and terms elsewhere defined in this Agreement, the following words and terms shall have the meanings set forth below:

         AIRCRAFT. One (1) used Boeing 727-2D4 airframe bearing the Manufacturer's Serial Number 21850 and U.S. Registration Number N288FE (formerly N362PA) as more particularly described in Exhibit A (the "Airframe"), the Engines and the Aircraft Documentation and all parts, components, equipment and accessories used in connection with the Airframes, as more particularly described in Exhibit A.

         AIRCRAFT ACCEPTANCE RECEIPT. An acceptance receipt, in the form of Exhibit B attached to this Agreement, executed by Buyer and delivered to Seller concurrently with the Delivery of the Aircraft.

         AIRCRAFT DOCUMENTATION. The Aircraft Documentation as more particularly described in Article 5.

         AIRWORTHY. The condition of the Aircraft at the time of Delivery which condition satisfies all the requirements for the issuance of an FAA Certificate of Airworthiness and compliance with the following: (i) the Boeing 727 Type Design Data Certificate, including all applicable supplemental type certificates which have been incorporated on the Aircraft; (ii) all applicable FAA airworthiness directives and data substantiating the status and method of compliance for each such airworthiness directive; and, (iii) the Aircraft records requirements of FAR 121.380 and FAR 121.380a. Additionally, all Aircraft structure, systems and components will be functioning in accordance with their intended use per the Aircraft Maintenance Manual.

         BUSINESS DAY. Any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Memphis, Tennessee or San Francisco, California are authorized or required by law to be closed.

         DELIVERY. Delivery of the Aircraft shall occur when the following concurrent events performed in accordance with this Agreement shall have occurred: (a) tender of the Aircraft by Seller to Buyer, (b) acceptance by Buyer of the Aircraft, as evidenced by Buyer's execution of the Aircraft Acceptance Receipt, (c) Payment by Buyer of the Purchase Price and receipt by Seller thereof; and (d) release of the FAA Bill of Sale and Warranty Bill of Sale and consequent transfer of title of the Aircraft.

         DELIVERY DATE. The date the Aircraft is to be delivered as set forth in
Section 3.01.

         ENGINE(s). Individually or collectively, the three (3) Pratt & Whitney Model JT8D-15A engines installed upon the Aircraft bearing Engine Manufacturer's Serial Numbers 700-267, 700-360 and 708-902 and as more particularly described in Exhibit A.

         EXCUSABLE DELAY. Excusable Delay as more particularly described in
Section 7.01.

         FAA. The United States Federal Aviation Administration.

         FAA APPLICATION FOR REGISTRATION. FAA Application for Registration as more particularly described in Section 3.03.

         FAA BILL OF SALE. A Federal Aviation Administration Bill of Sale (AC Form 8050-2) conveying title to the Aircraft to Buyer, in the form of Exhibit C.


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         PARTICIPATION AGREEMENT. The Participation Agreement dated as of April
15, 1993 among Buyer, Seller Owner Participant, Seller Owner Trustee (predecessor in interest to Trust Company for USL, Inc.) and United States Leasing International Inc. (predecessor in interest to Seller Owner Participant), as amended, supplemented and modified from time to time.

         PERSON. Any individual, firm, partnership, joint venture, trust, corporation, limited liability company, government agency, committee, department, authority or any body, incorporated or unincorporated, whether having a distinct legal personality or not.

         PURCHASE PRICE. The price for each of the Aircraft as more particularly described in Exhibit A.

         TRANSACTION DOCUMENTS. This Agreement, the Aircraft Acceptance Receipt, the FAA Bill of Sale, the Warranty Bill of Sale, the FAA Lease Termination and the FAA Application for Registration.

         WARRANTY BILL OF SALE. A warranty bill of sale, conveying title to the Aircraft to Buyer, in the form of Exhibit D.

                                   ARTICLE 2
                              PURCHASE OF AIRCRAFT

         SECTION 2.01. PURCHASE OF AIRCRAFT. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Aircraft, pursuant to the terms and subject to the conditions of this Agreement.

         SECTION 2.02. PAYMENT OF PURCHASE PRICE. All monies payable by Buyer under this Agreement shall be paid in accordance with Article 6.

                                   ARTICLE 3
                     AIRCRAFT DELIVERY, TITLE, RISK OF LOSS

         SECTION 3.01. PLACE OF ACCEPTANCE AND DELIVERY. Acceptance and Delivery of the Aircraft shall be at Colorado Springs, Colorado or such other location as is mutually acceptable to Seller and Buyer in such manner as provided in Section 6.02(c), or as otherwise agreed.

         SECTION 3.02. RISK AND TRANSFER. All right, title and interest in and to the Aircraft and the risk of loss or destruction of, or damage to, the Aircraft and all other risks relating thereto shall pass to Buyer upon the delivery (and release) of the Warranty Bill of Sale to Buyer.

         SECTION 3.03. DELIVERY PROCEDURE. At the time of Delivery of the
Aircraft:

              (i) Buyer shall execute and deliver to Seller the Aircraft Acceptance Receipt;

              (ii) Buyer shall pay the Purchase Price as follows: (y) to Seller Owner Participant, $_____________ to Bank of America, NT&SA, ABA#: 121000358, Account No.:


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

                           12331-34432, Account of: Airlease Ltd, and (z) to People's Benefit Life Insurance Company, $_________ to Bank of New York, ABA# 021000018, IOC566, FC PBL/Private Account.

              (iii) Seller shall deliver to Buyer the Warranty Bill of Sale; and

              (iv) Concurrently with the delivery of the Warranty Bill of Sale described in Clause (iii) above, (a) Buyer and Seller shall release the FAA Lease Termination (as defined in Section 3.04) which will have previously been delivered to Buyer's FAA Special Counsel in escrow to be filed and recorded with the FAA Aircraft Registry in Oklahoma City, Oklahoma, in a manner acceptable to Buyer and Seller, (b) Seller shall release to Buyer the FAA Bill of Sale executed by Seller which will have previously been delivered to Buyer's FAA Special Counsel in escrow to be filed and recorded with the FAA Aircraft Registry in Oklahoma City, Oklahoma, in a manner acceptable to Buyer and (c) Buyer shall cause the white and green copies of an Aircraft Registration Application on AC Form 8050-1 (the "FAA Application for Registration") describing the Aircraft and naming Buyer as applicant to be filed and recorded with the FAA Aircraft Registry in Oklahoma City, Oklahoma, in a manner acceptable to Seller.

         Notwithstanding the foregoing, the delivery and/or release by Seller of any of the documentation described in this Section 3.03 is subject to (a) the receipt by Seller Owner Participant of the Purchase Price and (b) the oral or written release by one of Jad G. Mansour, Jeffrey S. Robinson or Sarin Tavlian, on behalf of Seller, of the Warranty Bill of Sale, the FAA Bill of Sale, and Seller's signatures to the FAA Lease Termination.

         SECTION 3.04. TERMINATION OF LEASE. Concurrently with the Delivery of the Aircraft by Seller to Buyer, the parties hereby agree that the Lease will terminate in its entirety with no further obligation or penalty to Buyer or Seller except as may be expressly set forth in the Lease. Buyer and Seller shall be responsible for executing, and Seller shall be responsible for filing all necessary documentation effectuating such termination including, without limitation, the "FAA Lease Termination" in the form of Exhibit E.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. SELLER'S REPRESENTATIONS AND WARRANTIES. Each of Seller Owner Participant and Seller Owner Trustee hereby represents and warrants to Buyer that upon Delivery of the Aircraft:

         (a) REPRESENTATION OF TITLE. Seller Owner Trustee owns legal title to the Aircraft, free and clear of any and all Lessor Liens (as defined in the Lease);

         (b) AUTHORITY. Seller Owner Trustee has full power and lawful authority to convey such ownership interest in the Aircraft to Buyer;


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


         (c) TITLE. upon execution, filing and recordation with the FAA of the FAA Bill of Sale and delivery of the Warranty Bill of Sale to Buyer, Buyer shall have received legal and equitable title to the Aircraft free and clear of any and all Lessor Liens;

         SECTION 4.02. LIMITATION OF WARRANTY. THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 4.01 ARE EXPRESSLY IN LIEU OF, AND SELLER SHALL NOT BE DEEMED TO HAVE MADE, AND BUYER DISCLAIMS, ANY OTHER REPRESENTATIONS, WARRANTIES, CONDITIONS, AND GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE AIRCRAFT, ANY PART OR COMPONENT, VALUE, CONDITION, DESIGN, OPERATION, AIRWORTHINESS, QUALITY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. WITHOUT LIMITATION OF THE FOREGOING, IT IS EXPRESSLY AGREED THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE AIRCRAFT SHALL BE SOLD HEREUNDER ON A COMPLETELY AS IS AND WHERE IS BASIS. SELLER IS NOT A MANUFACTURER OR A DEALER IN AIRCRAFT AND THE BUYER ACKNOWLEDGES AND CONFIRMS THE AIRCRAFT IS OF A MAKE, SIZE, DESIGN AND CAPACITY DESIRED BY BUYER AND IS A USED AIRCRAFT AND BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY WARRANTY OR REPRESENTATION BY SELLER, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THIS ARTICLE 4, WHETHER ARISING BY APPLICABLE LAW OR OTHERWISE IN REGARD TO THE AIRCRAFT OR ANY PART THEREOF, AND THE BENEFIT OF ANY SUCH WARRANTY OR REPRESENTATION BY SELLER, IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY BUYER. BUYER WAIVES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST SELLER RELATING TO ANY OTHER REPRESENTATIONS AND WARRANTIES MADE BY SELLER, WHETHER THE REMEDIES ARISE BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF USE, REVENUE OR PROFIT OR OTHER SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT ALTERING OR EXTENDING SELLER'S LIABILITY FOR REPRESENTATIONS AND WARRANTIES SHALL BE BINDING UPON SELLER UNLESS IN WRITING AND EXECUTED BY SELLER'S AND BUYER'S AUTHORIZED OFFICERS.

         SECTION 4.03. BUYER'S REPRESENTATIONS.

         (a) AUTHORIZATION AND ENFORCEABILITY. Buyer hereby represents and warrants to Seller that: (i) Buyer is a corporation organized and in good standing under the laws of the State of Delaware, (ii) Buyer is duly authorized to execute and deliver this Agreement; and (iii) this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         (b) CONSENTS. The acquisition of the Aircraft by Buyer, the execution and delivery of any Transaction Document to which Buyer is a party and the performance by Buyer of the transactions contemplated thereby, do not require the approval of any equity holder or the approval or consent of any trustee or any holder of any indebtedness or obligation of Buyer which will not have been obtained on or before Delivery.


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


         (c) GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by any governmental authority or agency of Delaware is required with respect to the execution, delivery or performance by Buyer of this Agreement or the other Transaction Documents to which it is a party, or the consummation by Buyer of any of the transactions on its part contemplated hereby or thereby.

                                   ARTICLE 5
                          TECHNICAL DATA AND DOCUMENTS.

         The Aircraft will be delivered with all historical engineering, operational, maintenance and repair data for the Aircraft in Seller's possession, and all other such data and documentation in Seller's possession (the "Aircraft Documentation"). The Aircraft will be delivered with all technical documentation required by FAA regulations in Seller's possession and any other existing documentation related to the Aircraft in Seller's possession.

                                   ARTICLE 6
                                 PAYMENT, TAXES

         SECTION 6.01. METHOD OF PAYMENT. Except as otherwise provided in this Agreement, the payments to be made by Buyer pursuant to this Agreement shall be made by wire transfer in immediately available United States funds, such payments to be deposited on the dates such payments are due in the amounts and to the accounts specified in Section 3.03(ii).

         SECTION 6.02. PAYMENT OF TAXES BY BUYER. (a) The Purchase Price of the Aircraft does not include the amount of any sales, value added, use, withholding or excise taxes whatsoever. Any and all taxes, excises, duties and assessments whatsoever (except taxes levied or assessed against Seller Owner Participant based upon gross receipts or net income with respect to the sale of the Aircraft) arising out of the sale or Delivery of the Aircraft, or the ownership, possession, condition, maintenance, use, operation or disposition of the Aircraft after Delivery, in any manner levied, assessed or imposed by any government or subdivision or agency thereof having jurisdiction, shall be the sole responsibility and liability of Buyer.

         (b) Buyer shall promptly pay and discharge when due, unless the validity or application thereof is being contested in good faith, any and all taxes, excises, duties and assessments, together with interest and penalties thereon, if any, the responsibility and liability for which is assumed by Buyer pursuant to the provisions of Section 6.02(a) unless any such tax, excise, duty or assessment is levied, assessed or imposed upon Seller Owner Participant, in which case Seller Owner Participant shall promptly give Buyer notice of such levy, assessment or imposition, whereupon Buyer shall promptly pay and discharge the same, but upon the written request and at the expense (paid in advance) of Buyer, Seller Owner Participant shall reasonably assist Buyer in contesting the validity or application thereof. In the event Seller Owner Participant shall receive a refund of all or any part of any such tax, excise, duty or assessment paid by Buyer (including a refund of interest and penalties, if any, in connection therewith), the amount of such refund shall promptly be remitted to Buyer by Seller Owner Participant, less any expenses of Seller Owner Participant associated with contesting the validity or application thereof, not previously paid by Buyer to Seller Owner Participant.


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


         (c) In the event the Aircraft is not Delivered at Colorado Springs, Colorado pursuant to Section 3.01, then Seller agrees to use its commercially reasonable efforts to cause the Aircraft to be Delivered at such other location reasonably acceptable to Buyer that does not impose a sales, value added tax, use or other transfer tax upon Buyer in connection with the purchase and sale of the Aircraft.

                                   ARTICLE 7
                         EXCUSABLE DELAY, CANCELLATION,
                          TOTAL LOSS OR MATERIAL DAMAGE

         SECTION 7.01. EXCUSABLE DELAY. (a) Neither party shall be responsible to the other party for any excusable delay ("Excusable Delay") in the performance of its respective duties under this Agreement. An Excusable Delay shall be deemed to have occurred if a party's delay in performance is due to causes beyond its respective reasonable control and not occasioned by its respective intentional acts or negligence, including, but not limited to, acts of God, partial or complete destruction of the Aircraft, court actions and orders, acts of public enemies, orders of any kind of the government of the United States, or any state or local officials, or any civil or military authority, insurrections, riots, earthquake, fire, storm, restraint of government and people or other similar acts or occurrences. Any delay due to the lack of sufficient funds or obtainable financing by Buyer shall not be an Excusable Delay.

         (b) Upon the occurrence of an Excusable Delay, this Agreement shall remain in full force and effect during the period of such Excusable Delay so long as the same does not extend beyond sixty (60) days, whether or not consecutive, and the definition of "Delivery Date" shall be modified accordingly. If any Excusable Delay lasts for more than sixty (60) days, whether or not consecutive, either Seller or Buyer shall have the right to cancel this Agreement with respect to the sale of the Aircraft and neither party hereunder shall have any liability whatsoever to the other with respect to the purchase and sale of the Aircraft.

         SECTION 7.02. TOTAL LOSS OR MATERIAL DAMAGE. In the event that prior to the Delivery of the Aircraft hereunder, a total loss of, or material damage to, the Aircraft shall occur, Buyer shall have the right to provide written notice to Seller of its intent to cancel the purchase and sale of the Aircraft hereunder; and, in such case neither of the Parties shall have any further obligation or liability to the other Party hereunder with respect to purchase and sale of the Aircraft. For purposes of this Agreement, "material" damage shall be defined as any damage of $100,000 or more to the Aircraft that cannot reasonably be corrected within thirty (30) days of the date of such damage and that was not caused by any negligent act or omission of Buyer.

                                    ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.01. Each of Buyer and Seller agrees to indemnify, defend and hold harmless the other party, its affiliates, successors, assigns, officers, agents, directors and employees from and against any and all liabilities, damages, losses, expenses, demands, claims, suits, or judgments, including reasonable attorneys' fees, arising out of (i) the breach of warranties set forth in Article 4, or (ii) in the case of Seller, from any claim adverse to Buyer's title to the Aircraft by any party claiming by or through Seller.


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


         SECTION 8.02. Buyer and Seller agree that the indemnification provision of Section 4(b) of that certain Participation Agreement shall survive the termination and Delivery of the Aircraft only to the extent of the express terms of Section 4(b) notwithstanding any other provision of the operative documents of the Lease and this Agreement.


                                   ARTICLE 9
                                   CONDITIONS

         SECTION 9.01. CONDITIONS TO BUYER'S OBLIGATIONS.

         (a) LEGAL OPINION. The purchase by Buyer of the Aircraft is subject to the condition precedent that at the time of Delivery, Buyer's special FAA counsel, shall have confirmed to Buyer that such counsel is forthwith furnishing Buyer an opinion of said counsel addressed to Buyer to the effect that: (i) the FAA Bill of Sale and FAA Application for Registration with respect to the Aircraft have been duly filed with the FAA; (ii) all instruments necessary to cause the FAA to issue to Buyer an FAA Certificate of Aircraft Registration in the name of Buyer covering the Aircraft have been duly filed with the FAA; and
(iii) legal title to the Aircraft is vested in Buyer, and the Aircraft (including its Engines) is free and clear of all Lessor Liens. Buyer shall have no obligation to wire the Purchase Price unless and until it has received such confirmation.

         (b) DELIVERY OF DOCUMENTS.

              (i) Buyer shall have received, in form and substance satisfactory to Buyer acting reasonably, evidence that each of Seller Owner Participant and Seller Owner Trustee has taken all action necessary to authorize the execution and delivery of the Transaction Documents to which it is a party and the performance of its obligations thereunder;

              (ii) The Warranty Bill of Sale and the Aircraft Acceptance Receipt shall have been duly executed and delivered to Buyer; and

              (iii) The FAA Bill of Sale and FAA Lease Termination shall have been duly executed and sent to Buyer's FAA Special Counsel.

         SECTION 9.02. CONDITION TO SELLER'S OBLIGATIONS.

         (a) PURCHASE PRICE. The sale by Seller of the Aircraft is subject to the condition precedent that Seller Owner Participant shall have received payment of the Purchase Price.

         (b) DELIVERY OF DOCUMENTS.

              (i) Seller shall have received evidence that each of Buyer has taken all action necessary to authorize the execution and delivery of the Transaction Documents


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

                           to which it is a party and the performance of its obligations thereunder, together with such other documents as Seller shall reasonably request;

              (ii) The Aircraft Acceptance Receipt shall have been duly executed and delivered to Seller Owner Participant; and

              (iii) The FAA Lease Termination and FAA Application for Registration shall have been duly executed and sent to Buyer's FAA Special Counsel.

                                   ARTICLE 10
                             INTENTIIONALLY DELETED

                                   ARTICLE 11
                                    INSURANCE

         At no cost or expense to Seller, Buyer shall maintain or procure, for a period not to exceed twenty four (24) months from the Delivery of the Aircraft (the "Insurance Period"), that comprehensive airline liability (including, without limitation, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft, (A) in an amount not less than the greater of (1) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Buyer of the same type as the Aircraft and (2) an amount per occurrence not less than the amount per occurrence set forth in the Certificate of Insurance of Aircraft Hull and Liability Insurance delivered by Buyer' insurance broker to Seller on the Delivery Date, (B) of the type and covering the same risks as from time to time applicable to aircraft owned or leased and operated by Buyer of the same type as the Aircraft and (C) which is maintained in effect with insurers of recognized reputation and responsibility. Buyer shall also maintain, or cause to be maintained cargo legal liability insurance in an amount and on such terms as maintained for similar aircraft owned or leased and operated by Buyer. Coverage shall also be for the indemnity in Section 8.02, naming Seller Owner Participant as additional insureds, during the Insurance Period. Buyer will provide or cause to be provided to Seller Owner Participant a certificate of insurance so naming Seller as additional insured through the Insurance Period.

                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.01. NOTICES. Unless otherwise specified in writing by the affected Party, all notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be deemed effective when received if hand-delivered, sent by facsimile, sent by Federal Express or similar priority service or sent by certified or registered mail, addressed as follows:

         If to Seller:              Airlease Ltd.
                                    CA5-705-04-03
                                    c/o Bank of America Leasing & Capital
                                    Attention:  Jad G. Mansour


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

                                    Telephone No. (415) 765-1848
                                    Facsimile No. (415) 765-1817

         With a copy to:            White & Case, LLP
                                    633 West Fifth Street, Suite 1900
                                    Los Angeles, CA 90071
                                    Attention: Richard K. Smith
                                    Telephone No. (213) 620-7700
                                    Facsimile No. (213) 687-0758

         If to Buyer:               FedEx Corporation
                                    Corporate Finance
                                    942 S. Shady Grove Road
                                    Memphis, Tennessee  38120
                                    Attention: Managing Director
                                    Telephone No. (901) 818-7045
                                    Facsimile No. (901) 818-7246

         With a copy to:            Federal Express Corporation
                                    Legal Department
                                    3620 Hacks Cross Road
                                    Memphis, Tennessee  38125
                                    Attention: Managing Director,
                                    Business Transactions Group
                                    Telephone No. (901) 434-8440
                                    Facsimile No. (901) 434-7831

         SECTION 12.02. EXHIBITS. All Exhibits described in this Agreement shall be deemed to be incorporated and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit, the provisions of this Agreement shall control.

         SECTION 12.03. ASSIGNMENTS. This Agreement, and Seller's rights and obligations hereunder, shall not be assignable or delegable by Seller without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion. Seller acknowledges and agrees that Buyer, one of Buyer's subsidiaries or a financial institution or other entity may be designated by Buyer as the contracting party with Seller hereunder and that this Agreement may be assigned by Buyer to any of such said entities without restriction and upon written notice to Seller; provided, however that Buyer shall, to the extent such assignee has failed to perform hereunder, continue to be liable as Buyer hereunder notwithstanding such assignment.

         SECTION 12.04. BINDING EFFECT. This Agreement and the rights and obligations of the Parties hereunder, shall be binding upon and inure to the benefit of each of the Parties, their respective permitted successors, assigns and legal representatives.

         SECTION 12.05. CAPTIONS. All Article and Section headings used in this Agreement are for convenience only and shall not in any manner be deemed to limit or restrict the context of the Article or Section to which they relate.


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


         SECTION 12.06. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to or application of any conflict of law principles.

         SECTION 12.07. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the Parties with respect to the transaction contemplated herein and shall not in any manner be supplemented, amended or modified except by a written instrument executed on behalf of each of the Parties by their duly authorized representatives.

         SECTION 12.08. EXPENSES. Each of the Parties hereto shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

         SECTION 12.09. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and which, taken together, shall constitute one and the same instrument.

         SECTION 12.10. BROKERS' COMMISSIONS. Buyer and Seller represent to the other that each respectively has negotiated this Agreement directly with the other and that no brokers are entitled to a commission as a result of their actions. Buyer and Seller respectively agree to indemnify and hold one another harmless from and against all claims, demands, liabilities, damages, losses or judgments which may be suffered by the other and which arise out of the actions of or employment by the other with any agent or broker.

         SECTION 12.11. INSTRUCTION TO OWNER TRUSTEE. Seller Owner Participant hereby instructs Seller Owner Trustee to execute and deliver this Agreement and any other Transaction Document to which Seller Owner Trustee is a party.


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


         IN WITNESS WHEREOF, the Parties do hereby execute this Agreement on the day and year first above written.

                           FEDERAL EXPRESS CORPORATION


                           By:__________________________________________________
                           Title: Vice President
                           ("Buyer")


                           AIRLEASE LTD.


                           By: _________________________________________________
                           Title:_______________________________________________
                           ("Seller Owner Participant")


                           WELLS FARGO BANK NORTHWEST, N.A.,
                           As Owner Trustee


                           By:__________________________________________________
                           Title:_______________________________________________
                           ("Seller Owner Trustee")

                                    EXHIBIT A
                                 to that certain
                            Aircraft Sales Agreement
                                      among


                           Federal Express Corporation
                                   ("Buyer"),


                        Wells Fargo Bank Northwest, N.A.
                            ("Seller Owner Trustee")


                                       and


                                  Airlease Ltd.
                          ("Seller Owner Participant")


                           Dated as of May _____, 2004



________________________________________________________________________________

                              AIRCRAFT DESCRIPTION

AIRCRAFT DESCRIPTION:

One (1) used Boeing 727-2D4 airframe bearing the Manufacturer's Serial Number 21850 and U.S. Registration Number N288FE (formerly N362PA) together with three
(3) Pratt & Whitney JT8D-15A aircraft engines installed thereon bearing Engine Manufacturer's Serial Numbers 700-267, 700-360 and 708-902 together with all parts, components, equipment and accessories used in connection with the Airframes and Engines.

AIRCRAFT PURCHASE PRICE:

Two Million Five Hundred Forty Four Thousand Eight Hundred Twelve and 39/100 US Dollars (US$2,544,812.39) in the aggregate.

Any equipment in Seller's possession, loose or otherwise, required to operate the Aircraft in accordance with Seller's FAA Part 121 operating certificate will be included with the Delivery of the Aircraft.

                                    EXHIBIT B
                                 to that certain
                            Aircraft Sales Agreement
                                      among


                           Federal Express Corporation
                                   ("Buyer"),


                        Wells Fargo Bank Northwest, N.A.
                            ("Seller Owner Trustee")


                                       and


                                  Airlease Ltd.
                          ("Seller Owner Participant")


                           Dated as of May _____, 2004

________________________________________________________________________________

                       AIRCRAFT AND AIRCRAFT DOCUMENTATION
                               ACCEPTANCE RECEIPT

         FEDERAL EXPRESS CORPORATION ("Buyer") hereby accepts and acknowledges receipt from AIRLEASE LTD. ("Seller Owner Participant") and WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under Trust Agreement dated as of July 27, 1993 ("Seller Owner Trustee"), in accordance with the terms and conditions of the Aircraft Sales Agreement dated as of May , 2004, among the parties hereto, of one (1) Boeing 727-2D4 aircraft;

Registration Number: N288FE (formerly N362FE);

Manufacturer's Serial Number: 21850;

Each with three (3) Pratt & Whitney JT8D-15A aircraft engines installed thereon bearing Engine Manufacturer's Serial Numbers 700-267, 700-360 and 708-902;

together with the Aircraft Documentation, in _______, on ___, ____, at ____/a.m./ /p.m./ local time.

                           FEDERAL EXPRESS CORPORATION


                           By:__________________________________________________
                           Title:_______________________________________________
                           ("Buyer")


                           AIRLEASE LTD.


                           By: _________________________________________________
                           Title:_______________________________________________
                           ("Seller Owner Participant")


                           WELLS FARGO BANK NORTHWEST, N.A.,
                           As Owner Trustee


                           By: _________________________________________________
                           Title:_______________________________________________
                           ("Seller Owner Trustee")

                                    EXHIBIT C
                                 to that certain
                            Aircraft Sales Agreement
                                      among


                           Federal Express Corporation
                                   ("Buyer"),


                        Wells Fargo Bank Northwest, N.A.
                            ("Seller Owner Trustee")


                                       and


                                  Airlease Ltd.
                          ("Seller Owner Participant")


                           Dated as of May _____, 2004


________________________________________________________________________________

                            FAA AIRCRAFT BILL OF SALE

                                 (See attached)

                                    EXHIBIT D
                                 to that certain
                            Aircraft Sales Agreement
                                      among


                           Federal Express Corporation
                                   ("Buyer"),


                        Wells Fargo Bank Northwest, N.A.
                            ("Seller Owner Trustee")


                                       and


                                  Airlease Ltd.
                          ("Seller Owner Participant")


                           Dated as of May _____, 2004


________________________________________________________________________________

                              WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

         THAT the undersigned, WELLS FARGO BANK NORTHWEST, N.A., as Owner Trustee under Trust Agreement dated as of July 27, 1993 ("Seller Owner Trustee"), has the power and right to convey the legal and beneficial title to that certain Boeing 727-2D4 aircraft bearing Registration No. N288FE (formerly N362FE) and Manufacturer's Serial Number 21850, together with the three (3) Pratt & Whitney JT8D-15A aircraft engines installed thereon, bearing Engine Manufacturer's Serial Numbers 700-267, 700-360 and 708-902, together with all fixed equipment, parts, components and accessories installed on said aircraft and engines.

         THAT for and in consideration of the sum of Ten Dollars ($10) and other valuable consideration, Seller Owner Trustee does, this day of , ____ , grant, convey, transfer, bargain and sell, deliver and set over all of its rights, title and interests to and in the above described aircraft, engines, fixed equipment, parts, components and accessories unto FEDERAL EXPRESS CORPORATION, a Delaware corporation ("Buyer").

         The undersigned hereby warrants to Buyer, its successors and assigns, that there is hereby conveyed to Buyer title to the aforesaid aircraft, engines, fixed equipment, parts, components and accessories free and clear of all Lessor Liens, and that it shall warrant and defend such title forever against all claims and demands whatsoever; and that this bill of sale is made and delivered pursuant to the provisions of the Aircraft Sales Agreement among Buyer, Seller Owner Trustee and Airlease Ltd., as Seller Owner Participant dated as of May , 2004.



                           WELLS FARGO BANK NORTHWEST, N.A.,
                           As Owner Trustee

                           By:__________________________________________________
                           Title:_______________________________________________
                                         ("Seller Owner Trustee")

                                    EXHIBIT E
                                 to that certain
                            Aircraft Sales Agreement
                                      among


                           Federal Express Corporation
                                   ("Buyer"),


                        Wells Fargo Bank Northwest, N.A.
                            ("Seller Owner Trustee")


                                       and


                                  Airlease Ltd.
                          ("Seller Owner Participant")


                           Dated as of May _____, 2004

________________________________________________________________________________

                              FAA LEASE TERMINATION

                                 (see attached)


                                      E-1